SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K

                       CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                            July 15, 1998

                      OHSL FINANCIAL CORP.
       (Exact name of Registrant as specified in its Charter)

Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)     Identification Number)

5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (513) 574-3322

                                 N/A
(Former name or former address, if changed since last report)


Item 5.  Other Events

On July 15, 1998, the Registrant issued a press release announcing earnings for the three and six month periods ended June 30, 1998.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release of OHSL Financial Corp., dated July 15, 1998.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      OHSL FINANCIAL CORP.


Date: July 17, 1998                    By:/s/ Kenneth L. Hanauer
                                         Kenneth L. Hanauer
                                         President and Chief
                                         Executive Officer

                        EXHIBIT 99.1
Headline: OHSL Financial Announces Strong Second Quarter Earnings
          -------------------------------------------

TEXT:

     CINCINNATI--July 15, 1998--OHSL Financial Corp.
(NASDAQ:OHSL), the parent company of Oak Hills Savings and Loan
Company, F.A., today announced earnings for the three and six month periods ended June 30, 1998.

     Net income for the three months ended June 30, 1998 totaled $546,000, an increase of $30,000 or 5.8% over the same period in 1997. Net interest income for the three months ended June 30, 1998 totaled $1,850,000, an increase of $27,000 or 1.5% over the net interest income for the same period in 1997.

     Net income for the six months ended June 30, 1998 totaled $1,109,000, an increase of $68,000 or 6.5% over the same period in 1997. Net interest income for the six months ended June 30, 1998 totaled $3,739,000, an increase of $102,000 or 2.8% over the net interest income for the same period in 1997. Non-interest income totaled $359,000 for the six months ended June 30, 1998, compared to $185,000 for the same period in 1997, an increase of $174,000.

     Earnings per share for the three months ended June 30, 1998 totaled $0.23, an increase of $0.01 or 4.5% over the earnings per share of $0.22 reported for the same period in 1997.

     Earnings per share for the six months ended June 30, 1998 totaled $0.46, an increase of $0.03 or 7.0% over the earnings per share of $0.43 reported for the six months ended June 30, 1997.

     Kenneth L. Hanauer, President and Chief Executive Officer of OHSL Financial commented, "The first two quarters of 1998 have produced tangible results for our shareholders. Our income remains healthy, and, following our recent 2-for-1 stock split, our stock price has stabilized at levels well above our prior year price range. We continue to produce a generous dividend, as reflected by our recent increase from $0.11 to $0.125 per share, an increase of over 13%. We recently announced the purchase of a new branch location, which will expand our market coverage in the western Cincinnati area. We continue to believe that 1998 will be a sound year in terms of financial performance", stated CEO Hanauer.

     OHSL's subsidiary, Oak Hills Savings and Loan Company, F.A., offers traditional community bank type services to its individual and business customers through its five offices located in western Hamilton County, Ohio, as well as mutual fund and annuity products through its affiliation with Cox Financial.


     CONTACT:  Patrick J. Condren, CFO of OHSL Financial Corp.
               at (513)574-3322

                      OHSL FINANCIAL CORP.
                        (unaudited)

                                       Three months ended June 30:

CONSOLIDATED RESULTS OF OPERATIONS         1998              1997
                                           (000)             (000)
Interest income                            4679              4436
Interest expense                           2829              2613
   Net interest income                     1850              1823
Provision for loan losses                    10                 6
   Net interest income after provision     1840              1817
Noninterest income                          181               109
Noninterest expense                        1150              1150
   Net income before tax provision          871               776
Provision for income taxes                  325               260
   Net income                               546               516

EARNINGS PER SHARE                        $0.23             $0.22

BOOK VALUE PER SHARE (END OF PERIOD)     $11.02            $10.61

                                       Six months ended June 30:

CONSOLIDATED RESULTS OF OPERATIONS         1998              1997
                                           (000)             (000)
Interest income                            9321              8659
Interest expense                           5582              5022
   Net interest income                     3739              3637
Provision for loan losses                    17                22
   Net interest income after provision     3722              3615
Noninterest income                          359               185
Noninterest expense                        2308              2214
   Net income before tax provision         1773              1586
Provision for income taxes                  664               545
   Net income                              1109              1041

EARNINGS PER SHARE                        $0.46             $0.43

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                          June 30         Dec. 31
                                             1998            1997
                                             (000)           (000)

Cash and cash equivalents                    6249           16224
Investments - held to maturity              55934           33854
Investments - available for sale            10098           10774
Loans receivable                           168950          171768
Other assets                                 6622            6285
                                           ______          ______
Total assets                               247853          238905
                                           ______          ______
                                           ______          ______
Deposits                                   186532          184690
Advances from Federal Home Loan Bank        32748           26570
Other liabilities                            1719            1613
                                           ______          ______
Total liabilities                          220999          212873

Stockholders' equity                        26854           26032
                                           ______          ______
Total liabilities and equity               247853          238905
                                           ______          ______
                                           ______          ______

CONTACT:  Kenneth L. Hanauer, CEO or Patrick J. Condren, CFO of
          OHSL Financial Corp. at (513) 574-3322